Exhibit 5.2

October 12, 2006

Unifi, Inc.

7201 West Friendly Avenue

Greensboro, North Carolina 27410

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Unifi, Inc., a New York corporation (the “Company”), and the following domestic subsidiaries of the Company: Unifi Manufacturing Virginia, LLC, a North Carolina limited liability company; Unifi Manufacturing, Inc., a North Carolina corporation; Unifi Export Sales, LLC, a North Carolina limited liability company; Unifi Sales & Distribution Inc., a North Carolina corporation; Unifi International Service, Inc., a North Carolina corporation; Glentouch Yarn Company, LLC, a North Carolina limited liability company; Spanco Industries, Inc., a North Carolina corporation; Spanco International, Inc., a North Carolina corporation; Unifi Kinston, LLC, a North Carolina limited liability company; Unifi Textured Polyester, LLC, a North Carolina limited liability company; Unifi Technical Fabrics, LLC, a North Carolina limited liability company; Charlotte Technology Group, Inc., a North Carolina corporation; UTG Shared Services, Inc., a North Carolina corporation; and Unimatrix Americas, LLC, a North Carolina limited liability company (collectively the “Guarantors”) in connection with the filing on October 12, 2006 of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 and the rules and regulations thereunder, relating to the registration of $190,000,000 in aggregate principal amount of 11 1/2% Senior Secured Notes due 2014 (the “Exchange Notes”) of the Company and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”). This opinion is being furnished at the request of the Company in connection with the Registration Statement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Registration Statement.

For purposes of rendering this opinion, we have examined and reviewed execution copies of the following documents:

(a)	the Registration Statement;

(b)	the Indenture dated as of May 26, 2006 among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Indenture”);

(c)	the Registration Rights Agreement dated as of May 26, 2006 by and among the Company, the Guarantors, and Lehman Brothers Inc. and Banc of America Securities LLC (the “Registration Rights Agreement”); and

(d)	the form of Exchange Notes attached as an exhibit to the Indenture (including the Guarantees endorsed thereon (the “Exchange Guarantees”)).

Unifi, Inc.

October 12, 2006

For purposes of this letter, the above-referenced documents are collectively referred to as the “Documents.”

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina (the “State”) and no opinion is expressed herein as to the laws of any other jurisdiction, including the federal laws of the United States. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer admitted to practice law in the State exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the Guarantors or the transactions contemplated in the Documents. Without limiting the generality of the foregoing, we express no opinion concerning the following legal issues or the application of any such laws or regulations to the matters on which our opinions are referenced:

(i) federal and State securities laws and regulations;

(ii) Federal Reserve Board margin regulations;

(iii) pension and employee benefit laws and regulations;

(iv) federal and State antitrust and unfair competition laws and regulations;

(v) federal and State laws and regulations concerning document filing requirements and other filing requirements;

(vi) compliance with fiduciary duty requirements;

(vii) the statutes, administrative decisions, and rules and regulations of county, municipal and special political subdivisions, whether State-level, regional or otherwise;

(viii) federal and State laws and regulations concerning the condition of title to any property or the priority of a lien or security interest in real or personal property;

(ix) fraudulent transfer laws;

(x) federal and State environmental laws and regulations;

(xi) federal and State tax laws and regulations;

(xii) federal and State land use and subdivision laws and regulations; or

(xiii) federal and State regulatory laws or regulations specifically applicable to any entity solely because of the business in which it is engaged.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents pursuant to which the Guarantors have been organized or formed and other related documents, such as resolutions, if applicable, as well as the documents and agreements covered by our opinions below, and have

Unifi, Inc.

October 12, 2006

made such other examinations as we have deemed appropriate with respect to the subject matter of this letter. As to any facts relevant to our opinions, we have relied upon information furnished to us by or on behalf of the Company and the Guarantors. As to various questions of fact material to our opinion, we have relied upon, and assumed without independent investigation the accuracy of the representations made by the parties to the Documents (other than those which are expressed as our opinions).

Based upon and subject to the foregoing and to the qualifications, limitations, exceptions and assumptions set forth below, we are of the opinion that:

1. Based solely on our review of that certain Certificate of Authorization issued by the North Carolina Secretary of State, dated as of a recent date, the Company is duly qualified to transact business as a foreign corporation in the State.

2. Based solely on our review of those certain Certificates of Existence issued by the North Carolina Secretary of State, dated as of a recent date, the Guarantors are corporations or limited liability companies, as the case may be, validly existing under the laws of the State.

3. Each of the Guarantors has all requisite corporate or limited liability company, as the case may be, power to own and operate their respective properties as described in the Registration Statement, and to execute and deliver the Documents to which they are a party and to perform their respective obligations thereunder.

4. The Documents have each been duly authorized by the Guarantors party thereto and, to the extent the laws of the State are applicable thereto, the Indenture and Registration Rights Agreement have each been duly executed and delivered by the Guarantors party thereto, and the Registration Statement has been duly executed by the Guarantors party thereto and the filing of the Registration Statement with the SEC has been duly authorized by the Guarantors.

5. The Documents and the consummation of the transactions contemplated thereby do not violate the articles of incorporation, articles of organization, bylaws or operating agreements (as applicable) of the Guarantors or any applicable laws of the State. (We express no opinion with respect to federal or State securities laws or other bodies of law excluded from this opinion.)

The opinions expressed in this letter are subject to the following assumptions:

(a) We have assumed the legal capacity of each individual signing one or more of the Documents or other documentation upon which our opinions have been based.

(b) We have assumed that each document submitted to us as an original is authentic, all signatures on the Documents are authentic and genuine, each document submitted to us as a certified, conformed or photostatic copy conforms to the authentic original document and the Documents that are executed and delivered are identical to the respective execution copies thereof submitted to us for our review.

(c) We have assumed that any certificate, opinion from another attorney, representation or other document upon which we have relied and that was given or dated earlier than the date of this letter continues to

Unifi, Inc.

October 12, 2006

remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof.

The opinions set forth herein are being rendered to you solely in connection with the transactions contemplated by the Documents and may not be relied upon for any other purpose or furnished or referred to, or relied upon by any other person or entity for any reason (except that your counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely on the opinions set forth herein in connection with the issuance of its opinion letter in connection with the transactions contemplated by the Documents) without our prior written consent. The opinions expressed this letter are rendered as of the date hereof and we express no opinion as to circumstances or events or change in applicable law that may occur subsequent to such date.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

/s/ Moore & Van Allen PLLC

Moore & Van Allen PLLC